ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the "**Assignment and Assumption**") is made and entered into as of October 16, 2012, by and among **FDS Pharma LLP,** a limited liability partnership organized under the laws of Great Britain, with its registered seat at Hillbrow House, Hillbrow Road, Esher, Surrey, KT10 9NW, United Kingdom ("**FDS Pharma**"), **SciGen Ltd.**, a public company incorporated under the laws of Singapore, with its registered seat at 152 Beach Road, Suite 26-07/08, Gateway East, Singapore 189721 ("**Scigen**") and **SciGen (I.L.) Ltd.**, a private company incorporated under the laws of Israel, with company registration no. 51- 367955-5, with its registered office at Gad Feinstein Rd., Rehovot 76100, Israel (the "**Company**").

FDS Pharma, Scigen and the Company may sometimes be referred to individually as a "**Party**" and collectively as the "**Parties**".

WHEREAS, on June 3, 2004, Scigen and Savient Pharmaceuticals, Inc. ("**Savient**") entered into a License Agreement, which was subsequently amended four times effective, respectively on 24 January 2005, 15 March 2005, 15 June 2005 and 14 February 2012 (the "**License Agreement**") whereby Scigen was granted certain rights and licenses with regards to the manufacture, marketing, sale and distribution of the "**Product**", as defined in the License Agreement; and

WHEREAS, on July 18, 2005, the License Agreement was assigned by Savient to Ferring International Center S.A., ("**Ferring**");

WHEREAS, the Product is being manufactured in the "**Facility**", as defined in the License Agreement, by the Company, which is the owner of the Facility;

WHEREAS, on February 14, 2012, FDS Pharma purchased all of Scigen's holdings in the Company and on the same date, Scigen assigned all of its rights, obligations and liabilities under the License Agreement to FDS Pharma pursuant to an Assignment Agreement between FDS Pharma and Scigen dated February 14, 2012 (the "**Assignment Agreement**");

WHEREAS, FDS Pharma wishes to sell fifty percent (50%) of its holdings in the Company to Opko Israel Holdings, Ltd., and such transaction (the "**Opko Transaction**") is subject to the fulfillment of certain conditions, including, *inter alia*, the execution of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein set forth, the Parties agree as follows:

1. **General**

   1.1. The preamble to this Agreement and the Exhibits attached hereto constitute an integral part hereof.

   1.2. "**Triggering Date**" shall mean the date upon which the following cumulative conditions have been met: (i) Ferring consents in writing to the assignment of the License Agreement from FDS Pharma to the Company; and (ii) the Opko Transaction is consummated.

   1.3. Section headings are for convenience of reference only and are not to be considered in interpreting this Agreement.

2. **Assignment**

2.1. As from and subject to the Triggering Date, FDS Pharma does hereby absolutely, unconditionally and irrevocably assign, transfer, convey and grant to the Company all of its rights, liabilities, obligations and interest in and under the License Agreement and the Assignment Agreement and the Company hereby absolutely, unconditionally and irrevocably undertakes to be bound by all of the obligations of FDS Pharma under the License Agreement and the Assignment Agreement.

2.2. As from and subject to the Triggering Date, Scigen hereby consents to the assignment by FDS Pharma of all of its rights, liabilities and interests in and under the Assignment Agreement, to the Company.

3. **Pledges**

3.1. In case the Triggering Date occurs any time prior to October 31, 2012, then Pledge Agreement 1 and Pledge Agreement 2 referred to in Section 2.4 of the Assignment Agreement (the "**FDS Pharma Pledges**") shall be terminated as of and subject to the Triggering Date and any pledges registered thereunder shall be discharged. Should the Triggering Date not take place by October 31, 2012, the FDS Pharma Pledges shall remain in full force and effect, and shall govern all security interests contemplated hereunder or thereunder.

3.2. The Company and Scigen shall execute the Pledge Agreement in the form of Exhibit A attached hereto and Debenture-Floating Charge document in the form of Exhibit B attached hereto (the "**Company Pledges**") which shall replace the FDS Pharma Pledges as of and subject to the Triggering Date.

4. **Clarifications**

Scigen hereby confirms that the FDS Pharma Pledges, and the Company Pledges, once they replace the FDS Pharma Pledges, are meant to secure the payment of USD 1,500,000 (one million five hundred thousand US Dollars), which is the balance of the lump sum payment pursuant to Section 2.1 of the Assignment Agreement, which will be due and payable to Scigen pursuant to Sections 2.3.2 and 2.3.3 of the Assignment Agreement, and not to secure any other obligations under the Assignment Agreement or this Agreement.

5. **Term**

This Agreement shall go into force on the Triggering Date. Should Scigen not receive written notice from the Company by October 31, 2012, confirming that (i) Ferring has consented in writing to the assignment of the License Agreement from FDS Pharma to the Company; and (ii) the Opko Transaction has been consummated, this Agreement shall automatically terminate and be of no further force and effect.

6. **Notices**

All notices or other communications hereunder shall be in writing and shall be given in person, by registered mail (registered international air mail if mailed internationally), by an overnight courier service which obtains a receipt to evidence delivery, or by facsimile transmission (provided that written confirmation of receipt is provided) with a copy by mail, addressed as set forth below:

If to FDS Pharma:

FDS Pharma LLP
Hillbrow House, Hillbrow Road, Esher,
Surrey KT10 9NW,
United Kingdom
Fax: +78123298080
Attn: Dmitry Genkin

If to the Company to:

Scigen (I.L.) Ltd.
Derech Gad Feinstein
Rehovot Park
Rehovot 76100
Israel
Fax: + 972-8-9480660
Attn: CEO

With a copy to:

Opko Israel Holdings Ltd.
c/o Opko Health, Inc.
4400 Biscayne Boulevard
Miami, Florida 33137
Fax: +1-305-5754140
Attn: Deputy General Counsel

If to Scigen:
152 Beach Road
Suite 26-07/08
Gateway East, Singapore 189721
Fax: +65-6779-3784
Attn: Mr. Slawomir Ziegert
With a copy to: Adam Polonek
Fax: +48-22721-4004

or such other address as any party may designate to the other in accordance with the aforesaid procedure. All communications delivered in person or by courier service shall be deemed to have been given upon delivery, those given by facsimile transmission shall be deemed given on the business day following transmission with confirmed answer back, and all notices and other communications sent by registered mail (or air mail if the posting is international) shall be deemed given ten (10) days after posting.

7. **Miscellaneous**

7.1. No modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Parties.

7.2. Each Party agrees and covenants that at any time and from time to time it will promptly execute and deliver to the other Parties such further instruments and documents and take such further action as the other Parties may reasonably require in order to carry out the full intent and purpose of this Agreement.

7.3. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel, without regard to the conflicts of laws provisions stipulated therein.

7.4. The competent courts in Tel Aviv-Jaffa shall have exclusive jurisdiction over any and all disputes arising out of or relating to this Agreement, including any disputes concerning validity and interpretation, which the Parties are not able to solve in an amicable way, and each of the Parties hereby consents to and submits to the jurisdiction of such court.

7.5. This Agreement constitutes the complete and entire agreement of the Parties hereto and supersedes all previous communications, oral or written and all other communications between them relating to the subject hereof. No representations or statements of any kind made by either Party, which are not expressly stated herein, shall be binding on such Party.

7.6. This Agreement may be executed in any number of counterparts and executed signature pages sent by facsimile transmission or e-mail as a PDF document shall be binding as evidence of such Party's agreement hereto and acceptance hereof.

[Intentionally left blank]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FDS Pharma LLP	**SciGen Ltd.**
By: ______	By: ______
Name: Murray D Gemm	Name: ______
Title: Director of General Partner	Title: ______

Office of Director of General Partner Angport Limited

SciGen (I.L.) Ltd.

By: ______

Name: Melamed Dobrslav

Title: President

Exhibit A - Form of Pledge Agreement

Exhibit B - Form of Debenture - Floating Charge

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

FDS Pharma LLP

By: ____________________

Name: ____________________

Title: ____________________

SciGen Ltd.

By: ____________________

Name: ____________________

Title: ____________________

SciGen (I.L.) Ltd.

By: ____________________

Name: ____________________

Title: ____________________

Exhibit A - Form of Pledge Agreement

Exhibit B - Form of Debenture - Floating Charge